As filed with the Securities and Exchange Commission on March 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aquinox Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0542593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450-887 Great Northern Way

Vancouver, B.C., Canada V5T 4T5

(604) 629-9223

(Address of principal executive offices) (Zip code)

Aquinox Pharmaceuticals, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

David J. Main

President and Chief Executive Officer

Aquinox Pharmaceuticals, Inc.

450-887 Great Northern Way

Vancouver, B.C., Canada V5T 4T5

(604) 629-9223

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta

Alan D. Hambelton

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.000001 per share	688,479	$8.56	$5,893,380.24	$594.00

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.56, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on March 9, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Aquinox Pharmaceuticals, Inc. (the “Registrant”) for the purpose of registering an additional 688,479 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”). These additional shares of Common Stock are securities of the same class as other securities for which registration statements on Form S-8 (File Nos. 333-194490 and 333-203179) were filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2014 and April 1, 2015, respectively. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2014 EIP, which provides that the total number of shares subject to such plan will be increased on January 1 of each year pursuant to a specified formula through January 1, 2024.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) the description of the Registrant’s Common Stock which is contained in the Registrant’s registration statement on Form 8-A filed on March 3, 2014 (File No. 001-36327) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on March 14, 2016;

(c) the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 11, 2016 and February 10, 2016; and

(d) all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to the corporation or to its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2 (2)	Amended and Restated Bylaws of the Registrant.

4.3 (3)	Specimen Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	2014 Equity Incentive Plan.

99.2 (5)	Forms of Option Agreement and Option Grant Notice for Registrant’s 2014 Equity Incentive Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36327), filed with the Commission on March 12, 2014, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193615), filed with the Commission on February 28, 2014, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36327), filed with the Commission on May 13, 2014, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193615), filed with the Commission on January 28, 2014, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193615), filed with the Commission on January 28, 2014, and incorporated by reference herein.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on this 14th day of March, 2016.

AQUINOX PHARMACEUTICALS, INC.

By:	/s/ David J. Main
David J. Main
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Main and Kamran Alam, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David J. Main David J. Main	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 14, 2016

/s/ Kamran Alam Kamran Alam	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2016

/s/ Gary Bridger Gary Bridger	Director	March 14, 2016

/s/ Daniel Levitt Daniel Levitt	Director	March 14, 2016

/s/ Sean Nolan Sean Nolan	Director	March 14, 2016

/s/ Robert Pelzer Robert Pelzer	Director	March 14, 2016

/s/ Todd Simpson Todd Simpson	Director	March 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2 (2)	Amended and Restated Bylaws of the Registrant.

4.3 (3)	Specimen Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	2014 Equity Incentive Plan.

99.2 (5)	Forms of Option Agreement and Option Grant Notice for Registrant’s 2014 Equity Incentive Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36327), filed with the Commission on March 12, 2014, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193615), filed with the Commission on February 28, 2014, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36327), filed with the Commission on May 13, 2014, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193615), filed with the Commission on January 28, 2014, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193615), filed with the Commission on January 28, 2014, and incorporated herein by reference.